Exhibit 99.5

ALOHA PETROLEUM, LTD.

(A Wholly Owned Subsidiary of Henger BV Inc.)

CONDENSED BALANCE SHEETS

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013

(UNAUDITED)

(Dollars in thousands)

	June 30, 2014	December 31, 2013
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$26,191	$23,192
Accounts and notes receivable — less $621 and $598 in 2014 and 2013, respectively	18,263	16,611
Inventories	23,039	33,005
Prepaid expenses and other current assets	2,091	1,265
Income taxes receivable	2,386	—
Deferred income taxes	728	878

Total current assets	72,698	74,951

PROPERTY AND EQUIPMENT:
Land	28,528	27,350
Terminal facilities	54,288	51,728
Buildings and leasehold improvements	34,074	33,843
Equipment and vehicles	37,920	37,354
Construction in progress	2,765	4,362

Total property and equipment	157,575	154,637

Less accumulated depreciation and amortization	(65,421)	(62,053)

Property and equipment — net	92,154	92,584

OTHER ASSETS:
Goodwill	23,235	23,235
Intangible assets	8,058	10,366
Other noncurrent assets	1,625	2,083

Total other assets	32,918	35,684

TOTAL	$197,770	$203,219

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$7,100	$6,150
Accounts payable	7,251	11,973
Accrued and other expenses	14,482	15,779

Total current liabilities	28,833	33,902

NONCURRENT LIABILITIES:
Long-term debt	26,700	30,750
Lease premium liability	9,197	9,602
Deferred income taxes	11,740	11,751
Asset retirement obligations	5,201	5,740
Deferred rent and other liabilities	5,918	5,507

Total noncurrent liabilities	58,756	63,350

COMMITMENTS AND CONTINGENCIES (Note 8)

STOCKHOLDER’S EQUITY:
Common stock of $1 par value — authorized, issued, and outstanding, 750,000 shares	750	750
Additional paid-in capital	29,834	29,834
Accumulated other comprehensive loss	(33)	(39)
Retained earnings	79,630	75,422

Total stockholder’s equity	110,181	105,967

TOTAL	$197,770	$203,219

See notes to condensed financial statements.

ALOHA PETROLEUM, LTD.

(A Wholly Owned Subsidiary of Henger BV Inc.)

CONDENSED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(UNAUDITED)

(Dollars in thousands)

	2014	2013

REVENUES:
Refined products	$332,821	$356,054
Convenience stores	22,832	21,890
Other	9,865	11,194

Total operating revenues	365,518	389,138

OPERATING EXPENSES:
Cost of refined products revenues *	302,728	321,838
Cost of convenience stores revenues *	16,550	15,697
Selling, general, and administrative *	30,737	29,957
Depreciation and amortization	5,867	4,082
Other	1,117	1,206

Total operating expenses	356,999	372,780

OPERATING INCOME	8,519	16,358

OTHER INCOME AND EXPENSE:
Interest — net	(1,430)	(1,886)
Gain (loss) on interest rate swap and other	(252)	95

Total other expenses	(1,682)	(1,791)

INCOME BEFORE INCOME TAXES	6,837	14,567

INCOME TAX EXPENSE	2,629	5,434

NET INCOME	4,208	9,133

OTHER COMPREHENSIVE INCOME — Supplemental executive retirement plan — net of tax	6	6

COMPREHENSIVE INCOME	$4,214	$9,139

* Exclusive of depreciation and amortization expense shown separately below

See notes to condensed financial statements.

ALOHA PETROLEUM, LTD.

(A Wholly Owned Subsidiary of Henger BV Inc.)

CONDENSED STATEMENTS OF STOCKHOLDER’S EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2014

(UNAUDITED)

(Dollars in thousands)

					Accumulated
			Additional		Other
	Common Stock		Paid-In	Retained	Comprehensive
	Shares	Amount	Capital	Earnings	Income (Loss)	Total

BALANCE — January 1, 2014	750,000	$750	$29,834	$75,422	$(39)	$105,967

Net income				4,208		4,208

Supplemental executive retirement plan — net of tax					6	6

BALANCE — June 30, 2014	750,000	$750	$29,834	$79,630	$(33)	$110,181

See notes to condensed financial statements.

ALOHA PETROLEUM, LTD.

(A Wholly Owned Subsidiary of Henger BV Inc.)

CONDENSED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(UNAUDITED)

(Dollars in thousands)

	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES	$10,134	$19,860

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(3,971)	(2,980)
Proceeds from sale of assets	165	6

Net cash used in investing activities	(3,806)	(2,974)

CASH FLOWS FROM FINANCING ACTIVITIES:
Debt payments	(3,100)	(1,616)
Debt issuance costs	—	(338)
Principal payments under capital lease obligations	(229)	(137)
Dividends paid	—	(1,000)

Net cash used in financing activities	(3,329)	(3,091)

NET INCREASE IN CASH AND CASH EQUIVALENTS	2,999	13,795

CASH AND CASH EQUIVALENTS — Beginning of period	23,192	12,066

CASH AND CASH EQUIVALENTS — End of period	$26,191	$25,861

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION — Cash paid during the period for:
Interest	$1,374	$1,753

Income taxes	$5,115	$2,285

NONCASH ACTIVITIES:
Capital expenditures in accounts payable and accrued and other expenses	$364	$212

Exchange of fuel inventory (payable) receivable	$(254)	$3,803

See notes to condensed financial statements.

ALOHA PETROLEUM, LTD.

(A Wholly Owned Subsidiary of Henger BV Inc.)

CONDENSED NOTES TO FINANCIAL STATEMENTS

AS OF JUNE 30, 2014, AND DECEMBER 31, 2013,
AND FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(UNAUDITED)

1.                      ORGANIZATION

Aloha Petroleum, Ltd. (the “Company”), is a wholly owned subsidiary of Henger BV Inc. (“Parent”), a company organized under the laws of the British Virgin Islands.

The Company is a distributor of petroleum products and operator of convenience stores and fuel terminals in the State of Hawaii.

2.                      BASIS OF PRESENTATION

The condensed financial statements are unaudited. Because of the nature of the Company’s operations, the results for interim periods are not necessarily indicative of results to be expected for the year. While these condensed financial statements reflect all normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results of the interim period, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. Therefore, the interim condensed financial statements should be read in conjunction with the balance sheet as of December 31, 2013, and the related statements of comprehensive income, stockholder’s equity, and of cash flows for the year then ended and the notes thereto.

3.                      INVENTORIES

Inventories consist primarily of refined petroleum products, ethanol, and convenience store merchandise. Refined petroleum products and ethanol are stated at the lower of weighted-average cost or market. Convenience store merchandise is stated using the retail inventory method. On January 1, 2014, the Company entered into a fuel supply agreement with a local petroleum supplier to exclusively purchase regular unleaded gasoline, premium unleaded gasoline, and ultra-low sulfur diesel. The costs of these products are based on predefined formulas based on selected national and international market indices. The fuel supply agreement, which expires on December 31, 2014, does not require a minimum purchase amount which resulted in a decrease in inventories on hand from $33,005,000 at December 31, 2013 to $23,039,000 at June 30, 2014.

4.                      NEW ACCOUNTING PRONOUNCEMENTS

In May 2014, the Financial Accounting Standards Board issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers. This update establishes the core principle requiring revenue to be recognized in a manner to depict the transfer of goods or services to a customer at an amount that reflects the consideration expected to be received in exchange for those goods or services. This guidance is effective for the annual reporting periods, and any interim periods within those annual periods, that begin after December 15, 2016, and allows for either full retrospective or modified retrospective application, with early adoption not permitted. The Company has not yet determined the adoption method it will apply and the impact that this guidance will have on its financial statements.

5.                      FINANCIAL INSTRUMENTS

The carrying amounts of cash and cash equivalents are carried at cost, which management believes approximates fair value because of the short-term maturity of these instruments. As of June 30, 2014, and December 31, 2013, the fair value of the senior secured note approximated $24,843,000 and $26,178,000, respectively, compared to its carrying value of $25,000,000 as of June 30, 2014 and December 31, 2013. At June 30, 2014 and December 31, 2013, the fair value of the term loan approximated its carrying value. As of June 30, 2014 and December 31, 2013, the fair value of the Company’s swap agreements was $144,000 and $230,000, respectively, and is included in other noncurrent liabilities. The fair value of long-term debt and the Company’s interest rate swap agreements have been classified as Level 2 measurements.

6.                      LONG-TERM DEBT

On June 30, 2014, the Company amended its senior secured note and credit agreement to permit the Company to make a loan to its Parent up to the maximum amount of $20 million; to allow special dividends to its Parent up to the maximum amount of $30 million, less any loans to its Parent; and to amend certain financial covenants including the current ratio, fixed charge coverage ratio, tangible net worth, and leverage ratio. Management believes the Company was in compliance with the financial covenants of these agreements as of June 30, 2014.

7.                      INCOME TAXES

For interim financial reporting periods, the Company estimates its effective annual tax rate based on projected taxable income for the full year and records a tax provision at the estimated annual effective tax rate. In subsequent reporting periods, the Company refines its estimate of taxable income for the full year, and as new information becomes available. Changes to the Company’s estimated effective tax rate for the year are recorded as an adjustment to the income tax provision during the period in which the change in estimate occurs, such that the year-to-date provision reflects the expected annual effective tax rate.

8.                      COMMITMENTS AND CONTINGENCIES

The Company is involved in various immaterial claims arising out of the ordinary course of business. The Company received notification from the United States Environmental Protection Agency (EPA) that several of its terminals did not have sufficiently impervious liners and that the Company could be required to install impervious liners at the terminals. The Company has disputed the alleged noncompliance. As certain of the terminals were recently acquired from a third party, the Company has also put the seller of those terminals on notice for indemnification for the costs to bring the acquired terminals into compliance and any penalties assessed for noncompliance. Management is in discussions with the EPA about the terminal liner requirement. On May 19, 2014, the Company received a demand for civil penalties of $900,000 from the EPA to resolve the Company’s violations of the Clean Air Act and Clean Water Act. In September 2014, management counter-offered an amount substantially lower than the demand amount, and believes the impact of this matter will not have a material effect on the Company’s financial statements.

The Company is also in dispute over insurance coverage for the defense of a claim made that was settled in favor of the Company. The insurer is seeking reimbursement of $1.7 million for premium costs and a security deposit, plus legal fees and costs. In February 2014, the insurer filed a petition to compel arbitration; however, the Company filed a motion for preliminary injunction against the petition. The Company’s motion was scheduled to be heard on May 9, 2014 (see Note 9 for update). Management does not believe the Company is liable for the claim, and no amounts have been accrued in the accompanying condensed financial statements. In the opinion of management, the ultimate disposition of these matters will not have a material effect on the Company’s financial statements.

9.                      SUBSEQUENT EVENTS

On August 20, 2014, a jury trial was scheduled for January 11, 2016 to settle the litigation with the insurer discussed in Note 8.  Management continues to believe it is not liable for the claim, and does not believe the ultimate disposition of this matter will have a material effect on the Company’s financial statements.

On September 8, 2014, the Company acquired three gas stations located on Maui, Hawaii, for approximately $8 million.

On September 25, 2014, Susser Petroleum Partners LP, a Delaware limited partnership, and Susser Property Company LLC, a Delaware limited liability company (collectively, “Susser”), entered into a purchase and sale agreement (“Purchase Agreement”) with the Parent of the Company. Pursuant to the Purchase Agreement, Susser expects to acquire all of the equity interests of the Company in exchange for approximately $240 million in cash consideration, subject to certain adjustments. The consummation of the merger is subject to various customary closing conditions and is expected to close in the later part of 2014.

The Company evaluated events that have occurred after the condensed balance sheet date through October 21, 2014, the date the condensed financial statements were available to be issued. Based upon the evaluation, the Company did not identify any other recognized or nonrecognized subsequent events that would have required adjustment to or disclosure in the financial statements.

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